Exhibit 1.1

Execution Version

3,250,000 Shares

WCI Communities, Inc.

Common Stock

UNDERWRITING AGREEMENT

July 7, 2015

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters named in Schedule II hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The persons named in Schedule I hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) 3,250,000 shares of common stock, $0.01 par value (“Common Stock”) of WCI Communities, Inc., a corporation organized under the laws of Delaware (the “Company”) (said shares being hereinafter called the “Underwritten Securities”). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 487,500 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule I, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the

issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for the use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-200330) on Form S-3, including the Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, including the Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the offered securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, and (iii) any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any individual Written Testing-the-Waters Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company, any Selling Stockholder or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) From the time of the initial filing of the Registration Statement with the Commission through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(h) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication within the meaning of Rule 405 under the Securities Act with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(i) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(j) The subsidiaries listed on Annex A attached hereto constitute all the subsidiaries of the Company; provided that such list does not include the names of certain subsidiaries that, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X. The subsidiaries listed on Annex A are referred to in this Agreement collectively as the “Subsidiaries” and each a “Subsidiary”.

(k) Each of the Company and its Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where failure to be so qualified, have such power or authority, or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(l) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus and pursuant to the Stonegate Loan Agreement, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) There is no franchise, contract or other document of a character required to be described in, filed as an exhibit to or incorporated by reference in the Registration Statement, Disclosure Package or the Final Prospectus that is not described, filed or incorporated by reference as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements included in the Disclosure Package and the Final Prospectus under the headings “Risk Factors—Risks Related to Our Organization, this Offering and Ownership of Our Common Stock—Provisions of our charter documents or Delaware law could delay, discourage or prevent an acquisition of our Company, even if the acquisition would be beneficial to our shareholders, and could make it more difficult for you to change our management” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects; and the statements included in the Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” to the extent that such statements purport to describe matters of United States federal income tax law or legal conclusions with respect thereto, accurately describe such matters in all material respects.

(n) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) registration of the Securities under the Act, which has been effected, (ii) any necessary qualification under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iv) any consents, approvals or authorizations that have been, or prior to the Closing Date will be, obtained, and (v) consents, approvals or authorizations that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or any of the transactions contemplated hereby.

(q) Neither the sale of the Securities nor the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or the charter, by-laws or any other constitutive document of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or any of the transactions contemplated hereby.

(r) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as disclosed in the Disclosure Package and the Final Prospectus or to the extent such securities have been included in the Registration Statement or which rights have been duly waived in writing.

(s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Consolidated Financial and Other Data” in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly, in all material respects, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(u) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations in all material respects as presently conducted.

(v) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, by-laws or other constitutive document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(w) Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Securities.

(y) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(z) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and reasonably customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except, in each case, with respect to Lesina at Hammock Bay Condominium Association matters described under the “Item 3. Legal Proceedings” section of the Company’s Annual Report on Form 10-K (the “Form 10-K”), which is incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew, if desired, its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(bb) No wholly-owned Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), including as prohibited under the Stonegate Loan Agreement, Credit Agreement and Indenture.

(cc) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and Final Prospectus, except the failure to so possess such license, certificate, permit or other authorization would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(dd) The Company maintains a system of internal accounting controls over the Company and its subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Final Prospectus, the Company’s internal controls over financial reporting over the Company and its subsidiaries are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ee) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) over the Company and its subsidiaries, and such disclosure controls and procedures are effective.

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has received notice that any of them has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ii) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(jj) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company has no business operations outside of the United States.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn) The Company has timely made all filings required to be made by it under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except (i) registration of the Securities under the Act, which has been effected, (ii) any necessary qualification under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, (iii) any necessary qualification under the rules and regulations of FINRA, (iv) any consents, approvals or authorizations that have been, or prior to the Closing Date will be, obtained, and (v) consents, approvals or authorizations that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or impair in any material respect the Selling Stockholder’s ability to fulfill its obligations under this Agreement or the transactions contemplated hereby.

(d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any (i) law or the charter, by-laws, certificate of formation or limited liability company agreement of such Selling Stockholder or (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or (iii)

any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except, in the cases of clauses (ii) and (iii), for any such conflict, breach, violation or default that would not impair in any material respect the Selling Stockholder’s ability to fulfill its obligations under this Agreement or the transactions contemplated hereby.

(e) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Final Prospectus.

(f) In respect of any statements in or omissions from the Registration Statement, the Disclosure Package, the Final Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof (the “Selling Stockholder Information”), such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), and (i)(e) of this Section. For purposes of this Agreement, the Selling Stockholder Information furnished on behalf of each Selling Stockholder consists of: (i) the statements relating to such Selling Stockholder in the table and accompanying footnotes under the caption “Selling Stockholders” in the Registration Statement, Disclosure Package and Final Prospectus and (ii) the biographical statement of any director affiliated with such Selling Stockholder under the caption “Directors, Executive Officers and Corporate Governance” in the Form 10-K, which is incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus.

(g) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

Any certificate signed by any officer of a Selling Stockholder in such person’s capacity as an officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $22.407 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 487,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written, electronic or telegraphic notice by the Representatives to such Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Selling Stockholders is 487,500. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule I hereto. In the event that the several Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule I shall be as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder bears to the aggregate number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on July 13, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the respective accounts specified by the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders named in

Schedule I hereto will deliver the Option Securities (at the expense of the Company) set forth opposite such Selling Stockholder’s name on Schedule I hereto or the portion thereof calculated pursuant to the provisions of Section 2(b) in the event that the Underwriters exercise less than their full option to purchase Option Securities, to the Representatives, at Eleven Madison Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders named in Schedule I by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders named in Schedule I hereto. If settlement for any of the Option Securities occurs after the Closing Date, such Selling Stockholders will, severally and not jointly, deliver to the Representatives on the applicable settlement date for the Option Securities, and the obligation of the Underwriters to purchase such Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including to the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement, or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment, new registration statement or supplement which will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may: (i) issue and sell shares of Common Stock, or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (iii) file one or more registration statements on Form S-8; and (iv) issue and sell in private placements without registration under the Securities Act up to the number of shares of Common Stock representing 10% of the total number of outstanding shares of Common Stock (or options, warrants, or other securities convertible into or exercisable, or exchangeable for, shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures, strategic partnerships, commercial relationships or other strategic transactions, provided that the acquirer of any such shares of Common Stock (or options, warrants or other securities convertible into or exchangeable for shares of Common Stock) so issued pursuant to this subclause (iv) enters into an agreement in the form of Exhibit A-1 hereto with respect to such shares of Common Stock (or options, warrants or other securities convertible into or exercisable, or exchangeable for, shares of Common Stock) for the remainder of the 60-day restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the

Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters) provided, that the reasonable fees and expenses of counsel for the Underwriters relating this subclause shall not exceed $15,000; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities on any “road show” undertaken in connection with the marketing of the Securities; provided, that the Company shall pay only fifty percent (50%) of the cost of aircraft chartered in connection with the road show; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 60-day restricted period referred to in Section 5(i)(g) hereof.

(l) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ii) Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in the Selling Stockholder Information provided by it or on its behalf in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto.

(c) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b) The Company shall have requested and caused: (i) Latham & Watkins LLP, counsel for the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibits B-1 and B-2 hereto and (ii) Vivien N. Hastings, General Counsel for the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit C hereto.

In rendering the foregoing opinions, such counsels may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c) The Selling Stockholders shall have requested and caused Willkie Farr & Gallagher LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit D.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

(d) The Representatives shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an authorized signatory of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and in the form of Exhibit E hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule V hereto shall be a date no more than three days prior to such Closing Date).

(h) [Reserved]

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof)

and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A-1 hereto from each officer and director of the Company and letters substantially in the form of Exhibit A-2 hereto, from each Selling Stockholder named in Schedule I hereto, in each case addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Proskauer Rose LLP, counsel for the Underwriters, at Eleven Times Square, New York, New York 10036, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the

Underwriters severally through Credit Suisse Securities (USA) LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or the Final Prospectus, any Issuer Free Writing Prospectus, or in any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which the Company acknowledges is solely the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the indemnity from the Selling Stockholders set forth below to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that (i) the table listing the Underwriters and their respective participation in the sale of the Securities in the first paragraph, (ii) the sentences related to concessions and reallowances in the fourth paragraph and (iii) the tenth paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus, each as set forth under the heading “Underwriting,”

constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

(c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in the Base Prospectus, in any Preliminary Prospectus, or the Final Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall apply only insofar as and to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon Selling Stockholder Information from such Selling Stockholder; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable and documented fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e). Notwithstanding the provisions of this paragraph (e), if the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party, each Selling Stockholder shall not be required to contribute unless such Selling Stockholder would have had indemnification obligations pursuant to the terms of Section 8(c) and shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. It being understood that to the extent any liability is assessed against the Company and any Selling Stockholders, any deficiency in contribution resulting from the foregoing limitation shall be borne by the Company.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD; and Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to WCI Communities, Inc. (fax no.: (239) 498-8277) and confirmed to it at 24301 Walden Center Drive, Bonita Springs, Florida 34134, attention of the Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule I hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or are currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Credit Agreement” shall mean the revolving credit agreement, dated as of August 27, 2013, by and among the Company, as borrower, the banks party thereto, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus as of the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Indenture” shall mean the indenture, dated as of August 7, 2013, by and among the Company, the Guarantors named therein and Wilmington Trust, National Association, as trustee.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B or Rule 430C, as amended on each Effective Date, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424,” “Rule 430B,” “Rule 430C” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

“Stonegate Loan Agreement” shall mean the loan agreement, dated February 28, 2013, by and between Stonegate Bank, as lender, and the Company, as borrower.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

WCI Communities, Inc.

By:	/s/ Russell Devendorf
	Name:	Russell Devendorf
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to the Underwriting Agreement – Secondary Offering]

Stonehill Institutional Partners, L.P.
Stonehill Master Fund Ltd.

By: Stonehill Capital Management LLC, its advisor

By:	/s/ Christopher Wilson
	Name:	Christopher Wilson
	Title:	Partner

[Signature page to the Underwriting Agreement – Secondary Offering]

Monarch Debt Recovery Master Fund Ltd
Monarch Master Funding Ltd
Monarch Opportunities Master Fund Ltd
Monarch Capital Master Partners LP
MCP Holdings Master LP (f/k/a Monarch Capital Master Partners II-A LP)

By: Monarch Alternative Capital LP, as investment manager.

By:	/s/ Patrick J. Bartels
	Name:	Patrick J. Bartels
	Title:	Managing Principal

[Signature page to the Underwriting Agreement – Secondary Offering]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Jim Cronin
	Name:	Jim Cronin
	Title:	Director

By:	Citigroup Global Markets Inc.

By:	/s/ Clayton H. Hale III
	Name:	Clayton H. Hale III
	Title:	Managing Director

[Signature page to the Underwriting Agreement – Secondary Offering]

SCHEDULE I

Selling Stockholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold	Notice Address

Stonehill Institutional Partners, L.P.	1,483,890	234,200	c/o Stonehill Capital Management LLC
Stonehill Master Fund Ltd.	77,442	—	885 Third Avenue, 30th Floor New York, New York 10022 With a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 Attn: Michael A. Schwartz

Monarch Debt Recovery Master Fund Ltd	240,464	177,917	c/o Monarch Alternative Capital LP 535 Madison Avenue New York, New York 10022 With a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 Attn: Michael A. Schwartz
Monarch Master Funding Ltd	132,278	3,928
Monarch Opportunities Master Fund Ltd	1,246,217	—
Monarch Capital Master Partners LP	62,338	42,745
MCP Holdings Master LP (f/k/a Monarch Capital Master Partners II-A LP)	7,371	28,710

Total	3,250,000	487,500

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased

Credit Suisse Securities (USA) LLC	2,166,775
Citigroup Global Markets Inc.	1,083,225

Total	3,250,000

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

None.

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

[Form of Lock-Up Agreement]	EXHIBIT A-1

[Letterhead of officer or director]

WCI Communities, Inc.

Public Offering of Common Stock

            , 2015

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters named in Schedule II to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among WCI Communities, Inc., a Delaware corporation (the “Company”), the selling stockholders party thereto and each of you, as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined in this agreement shall have the meanings assigned thereto in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital

A-2-1

stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (the “Lock-up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-up Period”).

The foregoing restrictions will not apply to the registration of the offer and sale of the Common Stock, and the sale of the Common Stock to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to: (A) transactions relating to Lock-up Securities acquired in open market transactions after the completion of the Offering; (B) the transfer of Lock-up Securities: (i) as a bona fide gift or gifts; (ii) by will, other testamentary document or intestate succession; (iii) to a Family Member (as defined below) or a trust for the direct or indirect benefit of the undersigned and/or a Family Member; (iv) to a limited liability company or partnership wholly-owned by the undersigned; (v) if the undersigned is a corporation, partnership or limited liability company, to any subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust; or (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided, however, that (x) any transfer pursuant to this clause (B) shall not involve a distribution for value, and (y) each transferee in connection with any transfer pursuant to this clause (B) executes and delivers to Credit Suisse Securities (USA) LLC a lock-up letter agreement substantially in the form of this letter agreement; (C) the transfer of Lock-Up Securities (i) for the purposes of payment of exercise price upon the exercise, on a “cashless” or “net exercise” basis or through a “broker-assisted sale,” of any option to purchase shares of Common Stock granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement or the Prospectus, where any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this letter agreement, or (ii) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise, on a “cashless” or “net exercise” basis or through a “broker-assisted sale,” of any option to purchase shares of Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement or the Prospectus where any shares of Common Stock received by the undersigned upon any such exercise or retained by the undersigned after such vesting will be subject to the terms of this letter agreement; (D) cash-settled restricted stock units; or (E) the sale, together with sales by other officers or directors of the Company signing substantially similar agreements, of up to 25,000 shares of Common Stock in the aggregate, as allocated by the Company. It shall be a condition to any transfer pursuant to clause (A), (B) or (C) above that, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, in connection with such transfer. For purposes of this letter agreement, the term “Family Member” shall mean any relationship by blood, domestic partnership, marriage or adoption not more remote than first cousin.

Notwithstanding the foregoing, the undersigned may make any sale or transfer of Common Stock pursuant to an existing stock trading plan established in

A-2-2

compliance with Rule 10b5-1 of the Exchange Act and may make entry into any new plan established in compliance with Rule 10b5-1 of the Exchange Act. This letter agreement shall not restrict the undersigned from making a filing or public announcement in connection with such plans.

For purposes of this letter agreement, an affiliate of, or a person affiliated with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. Also for the purpose of this letter agreement and for the avoidance of doubt, the definition of affiliate in the second paragraph of this letter agreement does not include any stockholder affiliated with Stonehill Institutional Partners, L.P. or Monarch Alternative Capital LP or any of its advisory clients.

For the avoidance of doubt, this letter agreement is independent of any other lock-up agreements in existence on the date hereof relating to the Common Stock of the Company, and will have no effect on such lock-up agreements.

This letter agreement shall lapse and become null and void upon the earliest to occur of: (a) August 31, 2015, if the Offering shall not have occurred by such date; (b) the Company providing written notice to Credit Suisse Securities (USA) LLC prior to the execution of the Underwriting Agreement that it has determined not to pursue the Offering; and (c) the date of termination of the Underwriting Agreement if prior to the Closing Date (as defined in the Underwriting Agreement).

Yours very truly,

[Signature of officer or director]

A-2-3

[Form of Lock-Up Agreement]	EXHIBIT A-2

[Letterhead of stockholder]

WCI Communities, Inc.

Public Offering of Common Stock

            , 2015

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters named in Schedule II to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among WCI Communities, Inc., a Delaware corporation (the “Company”), the selling stockholders party thereto and each of you, as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined in this agreement shall have the meanings assigned thereto in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital

A-2-1

stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (the “Lock-up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-up Period”).

The foregoing restrictions will not apply to the registration of the offer and sale of the Common Stock, and the sale of the Common Stock to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to: (A) transactions relating to Lock-up Securities acquired in open market transactions after the completion of the Offering; (B) the transfer of Lock-up Securities: (i) as a bona fide gift or gifts; (ii) by will, other testamentary document or intestate succession; (iii) to a Family Member (as defined below) or a trust for the direct or indirect benefit of the undersigned and/or a Family Member; (iv) to a limited liability company or partnership wholly-owned by the undersigned; (v) if the undersigned is a corporation, partnership or limited liability company, to any subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust; or (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided, however, that (x) any transfer pursuant to clauses (B)(i) through (B)(v) shall not involve a distribution for value, and (y) each transferee in connection with any transfer pursuant to this clause (B) executes and delivers to Credit Suisse Securities (USA) LLC a lock-up letter agreement substantially in the form of this letter agreement; or (C) the transfer of Lock-Up Securities to the Company (i) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement or the Prospectus, where any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this letter agreement, or (ii) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement or the Prospectus, in each case on a “cashless” or “net exercise” basis, where any shares of Common Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement. It shall be a condition to any transfer pursuant to clause (A), (B) or (C) above that, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, in connection with such transfer; provided, however, that in the case of a transfer pursuant to clause (B)(vi) above that would require a public filing by or on behalf of the Monarch Debt Recovery Master Fund Ltd., such transfer shall be permitted as long as (x) Credit Suisse Securities (USA) LLC receives (i) advance notice of such transfer and (ii) a draft of any required public filing, and (y) such required public filing expressly states that the transfer is to an affiliate of the undersigned or to an investment fund, other entity or managed account controlled or managed by the undersigned. For purposes of this letter agreement, the term “Family Member” shall mean any relationship by blood, domestic partnership, marriage or adoption not more remote than first cousin.

A-2-2

In addition to the preceding paragraph and notwithstanding anything to the contrary herein, the undersigned may enter into an agreement or trading plan to allow brokerage sales of all or a portion of the Common Stock or Lock-up Securities pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) any such brokerage sales may not occur prior to the expiration of the Lock-Up Period, and (ii) prior to the expiration of the Lock-Up Period, no public disclosure or filing under the Exchange Act by any party shall be required, or made, voluntarily reporting such agreement or trading plan.

For purposes of this letter agreement, an affiliate of, or a person affiliated with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

For the avoidance of doubt, this letter agreement is independent of any other lock-up agreements in existence on the date hereof relating to the Common Stock of the Company, and will have no effect on such lock-up agreements.

This letter agreement shall lapse and become null and void upon the earliest to occur of: (a) August 31, 2015, if the Offering shall not have occurred by such date; (b) the Company providing written notice to Credit Suisse Securities (USA) LLC prior to the execution of the Underwriting Agreement that it has determined not to pursue the Offering; and (c) the date of termination of the Underwriting Agreement if prior to the Closing Date (as defined in the Underwriting Agreement).

Yours very truly,

[Signature of stockholder]

[Name and address of stockholder]

A-2-3

ANNEX A

List of Subsidiaries of WCI Communities, Inc.

Name	Jurisdiction of Organization
WCI Communities, LLC	Delaware
WCI Communities Management, LLC	Delaware
WCI Towers Northeast USA, Inc.	Delaware
Watermark Realty, Inc. (d/b/a Berkshire Hathaway HomeServices Florida Realty; d/b/a BHHS Florida Realty; and d/b/a Florida Title & Guarantee Agency)	Delaware
Pelican Landing Golf Resort Ventures, Inc.	Delaware
Pelican Landing Golf Resort Ventures Limited Partnership	Delaware
Pelican Landing Timeshare Ventures Limited Partnership	Delaware
Spectrum Eastport, LLC	Delaware
WCI Communities Rivington, LLC	Delaware
Eastport Home & Land Company LLC	Delaware
Watermark Realty Referral, Inc.	Florida
WCI Realty, Inc.	Florida

ANNEX B

List of Stockholders Signing a Lock-up Agreement

Monarch Debt Recovery Master Fund Ltd

Monarch Master Funding Ltd

Monarch Opportunities Master Fund Ltd

Monarch Income Master Fund Ltd

Monarch Capital Master Partners LP

Monarch Alternative Solutions Master Fund LTD

Monarch Capital Master Partners II LP

MCP Holdings Master LP (f/k/a Monarch Capital Master Partners II-A LP)

Monarch Cayman Fund Limited

P Monarch Recovery LTD

Stonehill Institutional Partners, L.P.

Stonehill Master Fund Ltd.

List of Directors and Executive Officers Signing a Lock-up Agreement

Keith E. Bass

Russell Devendorf

Vivien N. Hastings

Paul J. Erhardt

David T. Ivin

Reinaldo L. Mesa

John B. McGoldrick

Jonathan Rapaport

Stephen D. Plavin

Patrick J. Bartels, Jr.

Michelle MacKay

Darius G. Nevin

Charles C. Reardon

Christopher E. Wilson